Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS FILES FORM 8-K ANNOUNCING RESTATEMENT AND PROVIDES UPDATE ON ACCOUNTING REVIEW AND BUSINESS SEGMENTS

HIGHLANDS RANCH, Colorado, April 24, 2014 – Advanced Emissions Solutions, Inc. (NASDAQ:ADES) (the “Company”) today announced that it is continuing with its extensive accounting review and at this time is unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (“Form 10-K”).

As previously disclosed, the Company is reviewing its accounting practices and assessing the effectiveness of its internal controls over financial reporting. The Company has concluded that it has a material weakness related to its internal controls for recognizing revenue for its systems and equipment contracts in the Emissions Control business segment (“EC Contracts”) and should have applied the cost to cost methodology to measure progress on the EC Contracts rather than labor hours. In addition, the Company has identified errors in its accruals, the most significant of which was for interest expense associated with Internal Revenue Code Section 453A interest on deferred taxes related to installment gains (“IRC 453A Interest”). The Company has identified significant deficiencies in its controls over financial reporting that may result in additional material weaknesses. As a result, the Company today filed a Current Report on Form 8-K disclosing various matters including that the financial statements for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (“2013 Restatement Periods”) should no longer be relied upon and should be restated.

The Company believes that the result of the restatement of the 2013 Restatement Periods will be a reduction of revenues of approximately $10.8 million (with a corresponding increase in backlog) and an increase in the loss before income taxes of approximately $2.3 million from those amounts previously reported. The increase in the reported loss before income taxes primarily consists of the deferred recognition of the revenue and associated margin under the EC Contracts and the accrual of additional IRC 453A Interest. Other issues may be identified and additional impacts may occur as a result of continuing the review.

Based on the range of adjustments to date and the items noted above, the Company has made a determination to have the previously issued financial statements for the years ended December 31, 2012 and 2011 re-audited (the “Re-Audit”). At this time, the Company cannot make a determination whether such financial statements contain any material errors or require any material adjustments. If the Re-Audit identifies additional errors or deficiencies requiring material adjustments to such previously issued financial statements, the Company will make the appropriate adjustments, disclosures and filings. Any adjustments to the 2012 or 2011 financial statements may impact the 2013 Restatement Periods.

The Company has taken and is taking a number of steps to enhance its staff and structure to meet the needs of its growing business. These include the appointment of Rachel A. Smith to Chief Accounting Officer and working to complete the hiring of a Corporate Controller. In addition, the Company has engaged FTI Consulting, Inc. to assist with its internal accounting review relating to the Re-Audit and finalizing the Form 10-K. With the enhancement of staffing and structure and implementation of various accounting efforts, the Company hopes to complete the Re-Audit and file the Form 10-K in or around the fall of 2014.

Dr. Michael D. Durham, President and CEO of the Company commented, “The executive team, including the newly appointed Chief Accounting Officer, and the financial and accounting teams continue to work diligently to complete the accounting review and address the identified internal control weakness and deficiencies. We are taking a number of steps to enhance our staff and structure to meet the needs of a growing company. FTI Consulting will assist with the accounting review process and implementation of changes so we will have the necessary resources to support the Company’s future needs. We will be providing updates regarding timing and any potential impact of the Re-Audit as we are able.”

BUSINESS SEGMENT UPDATE

Emissions Control (“EC”)

The Company has won more than $15 million in new EC awards in 2014 to date. The majority of these awards are for equipment to meet upcoming EPA deadlines.

Refined Coal (“RC”)

Clean Coal Solutions, LLC (“CCS”), a joint venture among our subsidiary ADA-ES, Inc., an affiliate of NexGen Resources Corporation, and an affiliate of The Goldman Sachs Group, Inc., currently has 14 RC facilities that have begun full-time operations and are located at coal plants that have historically burned more than 41 million tons of coal per year collectively. The 14th RC facility is the second to use M-45-PC™ RC technology developed for use on pulverized coal (“PC”) boilers. 9 of the 14 RC facilities are fully or partially leased or sold to four different RC investors. During the first quarter of 2014, a total of 8.3 million tons of RC were produced, of which 2.3 million tons were produced at RC facilities that generated tax credits for the benefit of the members of CCS.

CO2 Capture

The Company is continuing to work on its program supporting the development of our re-generable solid-sorbent technology to capture carbon dioxide from coal-fired power plants and industrial sources. Construction and installation of the 1 megawatt (MW) Pilot Plant located at Southern Company’s Plant Miller is now complete and testing is scheduled for the second half of 2014.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively. Advanced Emissions Solutions consolidates the results of CCS in its financial statements.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the impact of the restatement on the Company’s financial results, results and impact of the Company’s assessment of the effectiveness of its internal controls over financial reporting and review of its accounting practices, timing, results and impact of the re-audit, the Company’s ability to file its Annual Report on Form 10-K for 2013 within the expected timeframe and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, the Company’s restatement, re-audit and assessment and review could take longer than anticipated, result in different impacts on its financial statements than those estimated above, or result in the conclusion that the Company has additional material weaknesses in its internal controls over financial reporting or that it needs to restate additional previously issued financial statements and other factors discussed in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of its securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(720) 889-6206

graham.mattison@adaes.com